Exhibit 2.3

NEITHER  THIS SECURITY  NOR THE SECURITIES  FOR WHICH THIS SECURITY  IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION  OR  THE  SECURITIES  COMMISSION  OF  ANY  STATE  IN  RELIANCE UPON  AN  EXEMPTION  FROM  REGISTRATION  UNDER  THE  SECURITIES  ACT  OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS  OF THE SECURITIES  ACT AND IN ACCORDANCE  WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR  TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.   THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN  CONNECTION  WITH  A  BONA  FIDE  MARGIN  ACCOUNT  OR  OTHER  LOAN SECURED BY SUCH SECURITIES.

  ORDINARY SHARES PURCHASE WARRANT

MEDIGUS LTD.

Warrant Shares:                                                            Initial Exercise Date:    , 2014

THIS ORDINARY SHARES PURCHASE WARRANT (the “Warrant”) certifies that,       or its permitted assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the third annual anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Medigus Ltd., an Israeli corporation (the “Company”), up to
     Ordinary  Shares  (as  subject  to  adjustment  hereunder,  the  “Warrant  Shares”).    The purchase price of one Ordinary Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.        Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated June    , 2014, among the Company and the purchasers signatory thereto.

Section 2.        Exercise.

a)         Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing tothe  registered  Holder  at  the  address  of  the  Holder  appearing  on  the  books  of  the Company)  of a duly  executed  facsimile  copy  of the Notice  of Exercise  in the form annexed hereto and within three (3) Business Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or, if available, pursuant to the cashless exercise procedure specified in Section 2(c) below. No ink-original Notice of  Exercise  shall  be  required,  nor  shall  any  medallion  guarantee  (or  other  type  of guarantee or notarization) of any Notice of Exercise form be required.  The Holder shall surrender this Warrant to the Company when it delivers the Notice of Exercise, and in the event of a partial exercise of the Warrant, the Company shall execute and deliver to the Holder a new Warrant for the unexercised portion of the Warrant, but in all other respects identical to this Warrant.   Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal  to  the  applicable  number  of  Warrant  Shares  purchased.    The  Holder  and  the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

The Warrant may be exercised at any time before the Termination Date, provided that the Warrants may not be exercised on  the record date (as such term is defined in the TASE rules and regulations) of: (i) a distribution of bonus shares; (ii) a rights offer; (iii) any distribution of dividends; (iv) a consolidation of the share capital of the Company; (v) a share split; or (vi) a reduction of the share capital of the Company (each of the aforementioned events shall be called: "Corporate Event"). In addition, if the ex-date (as such term is defined in the TASE rules and regulations) of a Corporate Event occurs before the record date of a Corporate Event, then the Warrants shall not be exercised on the ex-date.

b)        Exercise Price.  The exercise price per Ordinary Share under this Warrant shall be 0.627 NIS, subject to adjustment hereunder (the “Exercise Price”).

c)         Cashless Exercise.   If at any time after the six-month anniversary of the Closing  Date, the Shares held by the Holders are still not released  via a Restriction Termination, then this Warrant may also be exercised, in whole or in part, at such time by means  of a “cashless  exercise”  in which,  subject  to  receipt  of TASE  approval  with respect thereto,  the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the closing price of the Ordinary Share in the Trading Market on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) =           the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =
the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

The Company shall make reasonable commercial efforts to either (A) allocate a portion of the Subscription Amount paid by the initial Holder hereof pursuant to the Purchase Agreement,  and/or  (B)  make  other  adjustments  to the  equity  component  of the Company’s balance sheet, to the effect that the “cashless exercise” of this Warrant may be facilitated in accordance with the Companies Law and Israeli Securities Laws.  For the avoidance of doubt, (i) if  such  “cashless  exercise”  is  not  permitted  or  approved  as  set  forth  above,  or  (ii)  if  the Restriction Termination has been removed   at the time this Warrant is exercised, or (iii) this Warrant is exercised within six-months of the Closing Date, the Holder shall have no rights under  this  paragraph  c)  to  cashless  exercise,  and  the  Warrant  shall  only  be  exercisable  by payment of the Exercise Price in cash.   For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a cashless exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed  to have commenced,  on the date this Warrant was originally issued pursuant to the Purchase Agreement.

d)        Mechanics of Exercise.

i.      Delivery of Warrant Shares Upon Exercise. Warrant Shares shall  be  exercisable  by  delivery  of  an  exercise  notice  in  the  form attached hereto as Exhibit A to this Warrant (the "Exercise Notice"). In addition,  the  Holder  hereby  agrees  to  sign  any  and  all  documents required by law.    As soon as practicable upon receipt of the Exercise Notice and the payment of the Exercise Price (or the Cashless Exercise Price, as applicable) in accordance with the terms set forth herein, and in no event later than one (1) Israeli Business Day thereafter, the Company shall (i) issue to the Registration Company a duly executed share certificate for the number of Warrant Shares purchased and any other documents  required  by the Registration  Company  and  TASE  for the exercise the Warrant to the Warrants Shares (such date, the “Submission Date”). The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed  to  have  become  a  holder  of  record  of  such  shares  for  all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by payment of the Cashless Exercise Price, if so permitted).  If the Company fails for any reason, to deliver to the Holder the Warrant Shares subject to a Notice of Exercise within 2 business days from the Submission Date (the "Warrant Share Delivery  Date")  , the Company  shall  pay to the Holder,  in  cash,  as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares  subject  to  such  exercise  (based  on  the  closing  price  of  the Ordinary  Share  in  the Trading  Market  on  the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the tenth (10th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until  such  Warrant  Shares  are  delivered  or  Holder  rescinds  such exercise.

ii.          Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which  new  Warrant  shall  in  all other  respects  be identical  with  this Warrant.

iii.         Rescission  Rights.    If  the  Company  fails  to  deliver  the Warrant  Shares  to  Holder's  securities  account  in  Israel  pursuant  to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.         Compensation  for  Buy-In  on  Failure  to  Timely  Deliver Warrant Shares Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to deliver the Warrant Shares to the Holder pursuant to an exercise on or before the Warrant Share Delivery Date,  and  if  after  such  date  the  Holder  is  required  by  its  broker  to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate  the portion of the Warrant  and equivalent number of Warrant Shares for which such exercise was not honored  (in which  case such exercise  shall be deemed  rescinded)  or deliver to the Holder the number of Ordinary Shares that would have been issued had the Company  timely complied  with its exercise  and delivery obligations hereunder .   For example, if the Holder purchases Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Ordinary Shares of with an  aggregate  sale  price  giving  rise  to  such  purchase  obligation  of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence  of  the  amount  of  such  loss.    Nothing  herein  shall  limit  a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance  and/or  injunctive  relief  with  respect  to  the  Company’s failure to timely deliver Ordinary Shares upon exercise of the Warrant as required pursuant to the terms hereof.]

v.         No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  The number of Warrant Shares shall be rounded (up or down) to the nearest whole number, however the aggregate number of Warrant Shares shall not exceed the maximum quantity otherwise set forth in this Warrant notwithstanding the provisions of this paragraph (d). Notwithstanding   the  above,   and   provided   that   the  Company   has completed the ADR Facility, any rounding as a result of fractional amounts shall be with respect to ADSs and not Ordinary Shares..

vi.         Charges, Taxes and Expenses.  Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be deposited in the Holder's designated account.

e)         Holder’s  Exercise  Limitations.    Once  the  Shares  are  registered under the Securities Act (under the ADR Facility) a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the  applicable  Notice  of  Exercise,  the  Holder  (together  with  the  Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership  Limitation  (as  defined  below).   For  purposes  of  the  foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates shall include the number of Ordinary Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation,  any other   Ordinary  Shares Equivalents)  subject to a limitation  on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence,  for  purposes  of  this  Section  2(e),  beneficial  ownership  shall  be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated  thereunder, it being acknowledged  by the Holder that the Company is not representing to the Holder that such calculation is in compliance  with Section 13(d) of the Exchange  Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.    To the  extent  that  the  limitation  contained  in  this  Section  2(e)  applies,  the determination  of  whether  this  Warrant  is  exercisable  (in  relation  to  other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination  of  whether  this  Warrant  is  exercisable  (in  relation  to  other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy   of   such   determination,   or   any   other   obligation   to   make   any determination   as  to  compliance  with  this  Section  2(e).        In  addition,  a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.   For purposes of this Section 2(e), in determining the number of outstanding Ordinary Shares, a Holder may rely on the number of outstanding  Ordinary  Shares  as  reflected  in  (A)  the  Company’s  most  recent periodic or annual report filed with ISA, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company  or the Transfer  Agent  setting  forth  the number  of Ordinary  Shares outstanding.  Upon the written request of a Holder, the Company shall within two (2) Trading  Days confirm  orally  and in writing  to the Holder  the number  of Ordinary  Shares  then  outstanding.   In  any  case,  the  number  of  outstanding Ordinary  Shares  shall  be  determined  after  giving  effect  to  the  conversion  or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates  since  the  date  as  of  which  such  number  of  outstanding  shares  of Common Stock was reported.   The “Beneficial Ownership Limitation” shall be 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon exercise of this Warrant. The  Holder,  upon  not  less  than  61  days’  prior  notice  to  the  Company,  may increase  or  decrease  the  Beneficial  Ownership  Limitation  provisions  of  this Section  2(e),  provided  that  the  Beneficial  Ownership  Limitation  in  no  event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply.

Any such increase or decrease will not be effective until the 61st  day after such notice is delivered to the Company.   The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation  herein  contained  or to  make  changes  or  supplements  necessary  or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3.        Certain Adjustments.

a)         Share  Dividends  and  Splits.  If  the  Company,  at  any  time  while  this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on shares of its Ordinary Shares or any other equity or equity equivalent securities payable in Ordinary Shares (which, for avoidance of doubt, shall not include any  Ordinary  Shares  issued  by  the  Company  upon  exercise  of  this  Warrant),  (ii) subdivides outstanding Ordinary Shares into a larger number of shares, (iii) combines (including by way of reverse share split) outstanding  Ordinary  Shares into a smaller number of shares, or (iv) issues by reclassification of Ordinary Shares any share capital of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that  the  aggregate  Exercise  Price  of  this  Warrant  shall  remain  unchanged.     Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                           b)        Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Ordinary Shares Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares (the “Purchase Rights”), then the Exercise Price of the Warrant shall not be adjusted, but the number of Warrant Shares in respect of the exercise of the Warrant to the extent not exercised for shares on the date determined  for the right to acquire rights in the rights issuance, shall be adjusted in accordance with the benefit component of the rights, as expressed by the ratio between the share closing price on TASE on the Business Day prior to the ex-date and the base price “ex rights”.

c)         If  the  Company  at  any  time  while  this  Warrant  is  outstanding  and unexpired shall:

i.
pay a dividend (including issuance of bonus shares) with respect to the Ordinary  Shares payable in Ordinary Shares, the number of shares to which the Warrant Holder is entitled upon exercise shall be increased by the  number  of  shares  to  which  the  Warrant  Holder  shall  have  been entitled as a stock dividend had it exercised the Warrant immediately prior to such distribution, with the Exercise Price for each Warrant Share remaining unmodified.

ii.   distribute a dividend in cash, cash equivalent or any rights or assets of the Company, the Exercise Price shall be decreased in an amount equal to the gross amount of the cash dividend distributed to each share

d)        Fundamental   Transaction.   If,   at   any   time   while   this   Warrant   is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company,  directly  or indirectly,  effects any sale, lease, license, assignment,  transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer  (whether  by  the  Company  or  another  Person)  is  completed  pursuant  to  which holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary  Shares  or any  compulsory  share  exchange  pursuant  to  which  the  Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or  (v)  the  Company,  directly  or  indirectly,  in  one  or  more  related  transactions consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Ordinary Shares (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with  the  other  Persons  making  or party  to,  such  share  purchase  agreement  or  other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share  that  would  have  been  issuable  upon  such  exercise  immediately  prior  to  the occurrence of such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the type and number of securities of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which this Warrant  is  exercisable  immediately  prior  to  such  Fundamental  Transaction  (without regard to any limitation in Section 2(e) on the exercise of this Warrant).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable  in respect of one Ordinary Share in such Fundamental  Transaction,  and the Company  shall  apportion  the Exercise  Price among  the Alternate  Consideration  in a reasonable  manner  reflecting  the  relative  value  of  any  different  components  of  the Alternate Consideration.   If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.   Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, subject to any and all restrictions under applicable  law, at the Holder’s  option, exercisable  at any time concurrently  with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation  of such  Fundamental  Transaction.    “Black  Scholes  Value”  means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater  of 100%  and the 100 day volatility  obtained  from the HVT function  on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental  Transaction,  (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value  of  any  non-cash  consideration,  if  any,  being  offered  in  such  Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement  of the applicable Fundamental  Transaction and the Termination Date. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) and shall deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for the Alternate Consideration, and with an exercise price which applies the exercise price hereunder to such Alternate Consideration. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental  Transaction,  the provisions  of this Warrant referring  to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

e)          Calculations. All calculations under this Section 3 shall be made to the nearest Agora (NIS 0.01) or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding  as  of  a given  date  shall  be  the  sum  of  the  number  of  Ordinary  Shares (excluding treasury shares, if any) issued and outstanding.

f)         Notice to Holder.

                                                      i.   Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant  Shares  and  setting  forth  a  brief  statement  of  the  facts  requiring  such adjustment.

ii.   Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend  (or any other distribution  in whatever form) on the Ordinary Shares, (B) the Company shall declare a special nonrecurring cash  dividend  on  or  a  redemption  of  the  Ordinary  Shares,  (C)  the Company shall authorize the granting to all holders of the Ordinary Shares rights or warrants to subscribe for or purchase any shares of share capital of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company,  or  any  compulsory  share  exchange  whereby  the  Ordinary Shares is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares of record to be entitled to such dividend, distributions, redemption,  rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected  to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their shares of the Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material,  non-public  information  regarding  the Company  or any of the Subsidiaries, the Company shall simultaneously file such notice with the ISA.  The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice   except as may otherwise be expressly set forth herein.

g)        To avoid any doubt, the Company undertakes not to make any adjustments as specified in this Section 3, as long as any Warrant is outstanding, which will result in an exercise price of the Warrant to one Warrant Share which is less than N (as defined above).

h)        In  the  event  of  (i)  any  adjustments  under  this  Section  3,  or  (ii)  any Fundamental Transaction (even if such Fundamental Transaction does not result in any adjustments under this Section 3,  the Company shall notify the Holders of such event promptly (subject to all applicable laws, including the Israeli Securities Laws), and in event later than within 2 Business Days from the date such event is published.

Section 4.        Transfer of Warrant.

a)         Transferability. The Holder acknowledges that this Warrant has not been registered  for  trading  under  the  Securities  Law.    Subject  to  compliance  with  any applicable securities laws, including the Israeli Securities Laws, and the conditions set forth  in  Section  4(d)  hereof  and  to  the  provisions  of  Section  4.1  of  the  Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal  office  of the Company  or its designated  agent,  together  with  a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.   Upon such surrender and, if required, such payment, the Company  shall  execute  and  deliver  a new  Warrant  or Warrants  in  the  name  of the assignee or assignees, as applicable, and in the denomination or denominations specified in  such  instrument  of  assignment,  and  shall  issue  to  the  assignor  a  new  Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.   Notwithstanding anything herein to the contrary, the Holder shall not be required  to physically  surrender  this Warrant  to the Company  unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full.  The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)        New  Warrants.  This  Warrant  may  be divided  or  combined  with  other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney, provided that the Company shall not be required to issue physical documentation  in addition to the listing in the Warrant Register for such total of Warrants that is less than one thousand (1,000) Ordinary Share (unless that represents all Warrant Shares for which this Warrant is then exercisable). Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants  in  exchange  for  the  Warrant  or  Warrants  to  be  divided  or  combined  in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original Issue date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)         Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)        Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws (ii) eligible for resale without volume  or  manner-of-sale   restrictions  or  current  public  information   requirements pursuant  to Rule  144,  or a Restriction  Termination  has not otherwise  occurred  with respect to the Warrant Shares, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section [5.7] of the Purchase Agreement, and make such representations to the Company as set forth in the Share Purchase Agreement, and agree to be bound by the terms thereof in a written instrument reasonably acceptable to the Company.

e)         Representation  by the Holder.   The Holder represents  and warrants to the Company the representations  and warranties specified in Section 3.2 of the Purchase Agreement,  which  are incorporated  herein by reference;  provided,  however,  that any reference to Shares and/or Securities shall refer for purpose of this Section to Warrant.

f)         The Holder of this Warrant shall have the registration rights as provided in Sections 4.2 (a) through 4.2 (c) of the Purchase Agreement, and the Warrant Shares shall be subject to any of the limitations set forth therein.
Section 5.           Miscellaneous.

a)         No Rights as Shareholder Until Exercise.   This Warrant does not entitle the Holder to any voting rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

b)        Loss,   Theft,   Destruction   or   Mutilation   of   Warrant.   The   Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

c)         Fridays, Saturdays, Sundays, Holidays, etc.   If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)        Authorized Shares.

The Company  covenants  that, during  the period  the Warrant  is outstanding, it will reserve from its authorized and unissued Ordinary Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon  the exercise  of any purchase  rights under  this Warrant.    The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation,  or of any  requirements  of the Trading  Market  upon  which  the Ordinary Shares may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable  and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company  shall not by any action,  including,  without  limitation,  amending  its articles of association or through any reorganization, transfer of assets, consolidation,  merger,  dissolution,  issue  or  sale  of  securities  or  any  other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having  jurisdiction  thereof,  as  may  be,  necessary  to  enable  the  Company  to perform its obligations under this Warrant.

Before  taking  any  action  which  would  result  in  an  adjustment  in  the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)       Jurisdiction.  All  questions  concerning  the  construction,  validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f)         Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered or otherwise released by a Restriction Termination, will have restrictions upon resale imposed by the applicable securities laws.

g)        Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.   If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall  be  sufficient  to  cover  any  costs  and  expenses  including,  but  not  limited  to, reasonable  attorneys’  fees,  including  those  of appellate  proceedings,  incurred  by  the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)        Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i)         Limitation  of  Liability.    No  provision  hereof,  in  the  absence  of  any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Ordinary Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)         Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be  adequate  compensation  for  any  loss  incurred  by  reason  of a  breach  by  it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)        Successors  and  Assigns.     Subject  to  applicable  securities  laws,  this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)         Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)       Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision  shall be ineffective  to the extent of such prohibition  or invalidity,  without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)       Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                            o)       No Registration. Holder acknowledges that this Warrant will not be listed for trading on any stock exchange.

p)        Exchange Rate. To the extent that in connection with any payment under this Warrant a conversion of either United States Dollars (“US$”) to New Israeli Shekels (“NIS”), or of NIS to US$ shall be required, any conversion shall be made in accordance with the most recent exchange rate published by the Bank of Israel, immediately prior to such payment.

                            q)        Exhibits and Schedules.   All of the exhibits and schedules attached hereto shall be deemed incorporated herein by reference.

r)         Dual  Listing  of  Company's  Shares.  In  the  event  that  the  Company's Ordinary Shares or ADR’s shall be registered for trade in any stock exchange in addition to the TASE, the Company shall treat this Warrant and the Ordinary Shares issuable hereunder, in the same manner as all other securities of the Company are treated with respect to their trading in the additional stock exchange, to the extent practicable.

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(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

MEDIGUS LTD. By: Name: Title:

EXHIBIT ANOTICE OF EXERCISE

TO:     MEDIGUS LTD.

(1) The undersigned hereby elects to purchase     Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full.

(2) Payment shall take the form of (check applicable box):

[  ] in lawful money of the State of Israel; and/or

[ ] [if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect  to  the  maximum  number  of  Warrant  Shares  purchasable  pursuant  to  the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following Account:

(4) Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

The undersigned hereby represents that (i) it is exercising the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution and that the Holder will not  offer,  sell  or  otherwise  dispose  of  the  Warrant  or  any  underlying  Warrant  Shares  in  violation  of applicable securities laws, and (ii) is not a resident of, or organized under (i) the laws of, the State of Israel, nor (ii) an Enemy of Israel (as such term is defined under the Israeli Trading With The Enemy Ordinance of 1939) or acting on behalf of or for the benefit of such.

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date: